EXHIBIT 5
























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                      BERKOWITZ, LEFKOVITS, ISOM & KUSHNER
                           A Professional Corporation
                              1600 SouthTrust Tower
                            Birmingham, Alabama 35203
                                 (205) 328-0480



                                  May 31, 1996


Board of Directors
Cavalier Homes, Inc.
Highway 41 North and Cavalier Road
Addison, Alabama 35540

Gentlemen:

We have acted as counsel to Cavalier Homes, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 500,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Commission"). This opinion is being delivered to you pursuant to item 601(b)(5) of Regulation S-K promulgated by the Commission. In so acting, we have examined the above-referenced Registration Statement, together with originals or copies of such corporate records, agreements, documents and other instruments, and of certificates or comparable documents of public officials and of officers or other representatives of the Company, and we have made such inquiry of such officers and representatives, as we have deemed relevant and necessary for the purposes of the opinion set forth herein.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold pursuant to the Cavalier Homes, Inc. Employee Stock Purchase Plan have been duly authorized and, when issued and paid for, will constitute validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the use of this opinion as an exhibit to the above-referenced Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus which constitutes a part of such Registration Statement.

This opinion is being rendered solely for the purpose described above and is not to be used or relied upon by any other person and, except as provided in the preceding paragraph, may not be disclosed, quoted, filed with any governmental agency or otherwise referred to without our written consent.

Very truly yours,

Berkowitz, Lefkovits, Isom & Kushner